UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
(Amendment No. 1)

BIDGIVE INTERNATIONAL, INC.
(Name of Small Business Issuer in Its Charter)

Delaware	5960	42-1617630
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
3229 Wentwood Dr, Suite 200 Dallas, Texas 75225 (972) 943-4185
(Address and Telephone Number of Principal Executive Offices)
3229 Wentwood Dr. Suite 200 Dallas, Texas 75225
(Address of Principal Place of Business or Intended Principal Place of Business)

Gary S. Joiner 4750 Table Mesa Drive Boulder, Colorado 80305 (303) 494-3000	James P. Walker, Jr. 3229 Wentwood Dr, Suite 200 Dallas, Texas 75225 (972) 943-4185
(Name, Address and Telephone Number of Agents For Service)

Approximate Date of Proposed Sale to the Public:

As promptly as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $.001	1,000,000	$2.50	$2,500,000	$ 202.25

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED ________, 2004

BidGive International, Inc.
1,000,000 Shares of Common Stock
$2.50 per Share

This is our initial public offering and no public trading market currently exists for our stock. We are offering to the public up to 1,000,000 shares (the "shares") of our common stock (the "common stock") on a "best efforts" basis directly through our officers and directors, who will not receive any commissions or remuneration for selling shares. We may also offer the shares through brokers or sale agents who may receive compensation in the form of commissions, which total commissions will not exceed 10% of the selling price of the shares. There are no minimum purchase requirements, and no arrangements to place any of the proceeds of the offering in escrow. This offering will terminate on _________ __, 2004.

Prior to the date of this prospectus, there has been no public market for our common stock, and there is no assurance that a trading market will develop.

Prospective investors should carefully consider all of the factors set forth in "Risk Factors" commencing on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus shall not be used before the effective date of the registration statement.

Any broker-dealers participating in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, (the "Securities Act"), and any commissions or discounts given to any broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

	Price to the public	Underwriting discounts and commissions (1)	Net Proceeds to the Company (2)
Per Share	$2.50	$0	$2.50
Total Amount (1,000,000 Shares)	$2,500,000	0	$2,500,000

(1) Assumes no commissions will be paid on shares which are sold.
(2) Before expenses of the offering which we estimate will be approximately $ 38,700.

The date of this Prospectus is ___________, 2004.

TABLE OF CONTENTS

SUMMARY

RISK FACTORS

USE OF PROCEEDS

DETERMINATION OF OFFERING PRICE

PLAN OF DISTRIBUTION

LEGAL PROCEEDINGS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

DESCRIPTION OF SECURITIES

INTEREST OF NAMED EXPERTS AND COUNSEL

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

DESCRIPTION OF BUSINESS

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

DESCRIPTION OF PROPERTY

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

EXECUTIVE COMPENSATION

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

EXPERTS

LEGAL MATTERS

INDEX TO FINANCIAL STATEMENTS

SUMMARY

This Summary highlights selected information about the Company and the offering. It is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus.

BidGive International, Inc.
3229 Wentwood Dr, Suite 200
Dallas, Texas 75225
(972) 943-4185

The Company

BidGive International, Inc., (formerly known as Rolfe Enterprises, Inc.) ("we," "us,"our," or the "Company"), was originally incorporated as Rolfe Enterprises, Inc., under the laws of the State of Florida on May 6,1996. We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 (the "Exchange Act"), by filing a registration statement on Form 10SB on September 12, 2002. On April 12, 2004, Rolfe Enterprises, Inc. was merged with and into the ("reincorporation merger") the Company, a Delaware corporation, and prior to such date a wholly-owned subsidiary of Rolfe Enterprises, Inc., with the Company surviving the reincorporation merger. The purpose of the reincorporation merger was to convert Rolfe Enterprises, Inc., from a Florida corporation to a Delaware corporation and to change its name to "BidGive International, Inc."

From the date of our incorporation through December 3, 2003, our only business activities were the organizational activities described above, including registration under the Exchange Act, and efforts to locate a suitable business opportunity for acquisition.

On December 4, 2003, we acquired all of the business and assets of BidGive Group, LLC, a Texas limited liability company ("BidGive"), through the merger (the "merger") of BidGive with and into BGG Acquisition Subsidiary, Inc., a wholly-owned subsidiary of the Company (the "Merger Sub"). The assets which we acquired in the merger consist of a development stage discount certificate business, the related website, and related proprietary technology with a patent pending on the business model. This business model includes joint marketing and advertising with participating merchants to supply discount shopping, dining, and travel certificates for sale to the public on our website (www.BidGive.com) and the sharing of revenue proceeds with not-for-profits chosen by the individual purchasers. We intend to use the assets we acquired in the merger to further develop and commence operations of an e-commerce website through which we will offer and sell discount certificates, and other products and services as opportunities arise. On February 2, 2004, our website was activated and initial business operations were commenced, but to date we have generated only nominal revenue. BidGive has acquired written contracts with various local restaurants and retail merchants desiring to participate in BidGive's programs to offer and sell dining, shopping and travel certificates in Palm Beach/Boca Raton, Florida, and is continuing to seek contracts with additional merchants. It has also begun the process of acquiring similar written contracts in Newark, New Jersey; Long Island, New York; Philadelphia, Pennsylvania; and Toronto, Canada, utilizing independent sales contractors and our joint venture partners in these areas to approach and acquire such merchants.

The Offering

Common Stock Offered	We are offering up to 1,000,000 shares of our common stock for sale to the public at a price of $2.50 per share. There are no minimum purchase requirements and no arrangements to place any of the proceeds of the offering in escrow.
Common Stock To Be Outstanding	We currently have a total of 6,225,380 shares of common stock issued and outstanding. In the event that all 1,000,000 shares offered hereby are sold, we will then have a total of 7,225,380 shares of common stock issued and outstanding.
Use of Proceeds	The net proceeds of the offering are intended to be used primarily for working capital to fund our operations and for certain capital expenditures.
No Trading Market	Our common stock is not quoted on the OTC Bulletion Board, or listed on any exchange, and there is not currently any public market for our stock.
Determination of Offering Price	The offering price of $2.50 per share was established at the sole discretion of our management. It does not bear any relationship to our earnings, assets, book value, cash flow, or any other recognized criteria of value.
Risk Factors	Investment in our common stock involves a high degree of risk. Among the significant risk factors are: (i) the fact that there is not currently a public market for shares of our common stock and no assurance that such a market will develop in the future; (ii) the fact that we are a development stage company with limited operating history; and (iii) the fact that we will require substantial working capital to fund our business and there is no assurance that we will be able to obtain the necessary working capital (See "Risk Factors" for additional information).

Summary Financial Information

The following table sets forth summary financial data derived from our financial statements. This data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

BIDGIVE INTERNATIONAL, INC.

	Fiscal Year Ended

	December 31, 2003	December 31, 2002
Operating Statement Data:
Revenues	--	--
Operating Expenses	$86,686	$1,415
Net Profit (Loss) from Operations	($86,686)	($1,415)
Net Profit (Loss) Per Share	($0.10)	($0.00)
Balance Sheet Data:
Total Assets	$ 846	35
Total Liabilities	0	$3,200
Shareholders' Equity	($ 846)	($1,968)

RISK FACTORS

The shares offered hereby are speculative and involve a high degree of risk, including the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and this offering before making an investment decision.

We are in the development stage of our business and have no operating history. We are subject to all of the risks associated with the formation of a new business.

We are a development stage company and are subject to all of the substantial risks inherent in the commencement of a new business enterprise. We may encounter financial and operational difficulties including the risks associated with persuading vendors and customers to participate in a new business process involving marketing and sale of discount certificates combined with sharing of revenue with not-for-profit entities that result in a failure to become profitable. As a result, there can be no assurance that we will achieve our business objectives, or that we will produce significant levels of revenues or achieve profitability or discover problems with our business model.

The development of our business will be limited unless we obtain substantial working capital.

We require substantial working capital to fund our business. As of December 31, 2003, the current amount of working capital on hand was approximately $_______. We do not presently have adequate cash or sources of financing to meet either our short-term or long-term capital needs. We may not receive any significant amount of proceeds from either this offering and we may also be unable to locate other sources of capital or may find that capital is not available on terms that are acceptable to us. If we do not raise significant capital either from this offering or from other sources, we will be required to limit our operations to those which can be financed with the modest capital which is currently available and we will be required to abandon or significantly curtail any of our expansion plans.

Our success is dependent on retaining key personnel and on hiring and retaining additional personnel. We may be unable to hire and/or retain necessary key personnel.

Our success will be largely dependent upon the efforts of Mr. James P. Walker, Jr. and Mr. Michael Jacobson. We do not currently have employment agreements with either Mr. Walker or Mr. Jacobson, and there can be no assurance that such persons will continue their employment with us. The loss of the services of one or more of such key personnel would have a material adverse effect on our ability to maintain and expand our current business operations or to develop related products and services. Our success will also be dependent upon our ability to hire and retain additional qualified management personnel, and there is no assurance that we will be able to do so. Our inability to hire qualified management personnel would have a material adverse impact on our ability to expand our current business operations and achieve profitability.

The business of selling discount certificates is very competitive. There is no assurance that we will be able to successfully compete in this market.

There are numerous companies and online websites through which discount certificates for shopping, dining, and travel may be purchased on various terms. Although we will seek to establish a unique niche for our business and by combining the marketing of discount certificates with contributions to not-for-profit organizations, we will still be competing for funding and will face intense competition from many other entities with greater experience and financial resources than we have. As a result, there can be no assurance that we will be able to compete successfully to the extent necessary to significantly expand our business and achieve profitability.

It may be difficult for you to sell your shares because of a limited trading market.

There is no current public market for shares of our common stock, and no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares of common stock.

If a trading market does develop for our shares it is likely to be subject to restrictions imposed by the penny stock rules.

The Securities and Exchange Commission has adopted rules which regulate broker-dealer practices in "penny stocks," which generally means stocks with a price of less than $5.00. Prior to engaging in a transaction involving a penny stock, broker-dealers must make a special written determination that it is a suitable investment for the purchaser and must receive the purchasers' written consent to the transaction and written acknowledgement of receipt of a risk disclosure statement. The broker-dealer must also provide the customer with information regarding the current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and a monthly account statement showing the market value of each penny stock held. These disclosure requirements will have the effect of making it more difficult for an active trading market to develop in our stock.

Our management controls sufficient shares of our common stock to exercise significant influence over shareholder decisions.

Our management is able to exercise significant influence over all matters requiring shareholder approval, including the ability to elect a majority of the board of directors and to approve or prevent us from taking significant corporate actions requiring director and shareholder approval. Following this offering, assuming it is fully subscribed, our executive officers, directors and their affiliates will beneficially own, in the aggregate, approximately 49.9% of our outstanding common stock. If the offering is not fully subscribed, the percentage ownership of shares by our officers, directors and their affiliates will be greater than 49.9%. The share control owned by management could prevent us from entering into transactions that could be beneficial to other shareholders because the interests of management could conflict with the interests of other shareholders.

Purchasers in this offering will incur immediate substantial dilution.

The officers, directors and other current shareholders of the Company have acquired their interests at a cost substantially less than $2.50 per share. Assuming this offering is fully subscribed, of which there can be no assurance, there will be approximately 7,257,780 shares outstanding having a net tangible book value of approximately $0.33 per share. In that event purchasers in this offering will suffer an immediate dilution of approximately $2.17 per share which represents approximately 87% of the public offering price of $2.50 per share. The amount of dilution will vary depending upon how many of the shares offered hereby are sold. For example, in the event this offering is only 25% subscribed, there will then be approximately 6,507,780 shares issued and outstanding having a net tangible book value of approximately $0.09 per share. In that event, purchasers in this offering will suffer an immediate dilution of approximately $2.41 per share, which represents approximately 96% of the public offering price of $2.50 per share.

Management used its discretion to determine the offering price, and it bears no relationship to actual valuation.

The offering price of $2.50 per share was determined at the sole discretion of our management. Among the factors considered in establishing the price were our opinion of our business prospects and current conditions which we believe will affect our business and operations. However, the offering price does not bear any relationship to our assets, earnings, book value, cash flow, or other generally accepted criteria of value.

USE OF PROCEEDS

If we sell the maximum of 1,000,000 shares in this offering, we will receive proceeds of $2,500,000 before the deduction of the costs associated with this offering. The following table provides information regarding our intended allocation of the net proceeds of this offering, assuming various percentages sold of the total shares offered in the offering:

Use of Net Proceeds

	($)	(%)
Total Proceeds at 100%	$2,500,000	100.0%
Offering Expenses (printing, postage, etc)	$100,000	4.0%
Net Proceeds at 100%	$2,400,000	96.0%
Salaries/Bonuses/Employee Benefits	$600,000	24.0%
Advertising	$400,000	16.0%
Sales Commissions	$275,000	11.0%
Not-For-Profit Royalty Commissions	$100,000	4.0%
Website Maintenance/Upgrades	$100,000	4.0%
Capital Expenditures	$150,000	6.0%
Working Capital (including Legal/Accounting/Gen Adm/Taxes)	$775,000	31.0%

Total Proceeds at 75%	$1,875,000	100.0%
Offering Expenses	$100,000	5.3%
Net Proceeds at 75%	$1,775,000	94.7%
Salaries/Bonuses/Employee Benefits	$500,000	26.7%
Advertising	$300,000	16.0%
Sales Commissions	$275,000	14.7%
Not-For-Profit Royalty Commissions	$100,000	5.3%
Website Maintenance/Upgrades	$25,000	1.3%
Capital Expenditures	$25,000	1.3%
Working Capital	$550,000	29.3%

Total Proceeds at 50%	$1,250,000	100.0%
Offering Expenses	$100,000	8.0%
Net Proceeds at 50%	$1,150,000	92.0%
Salaries/Bonuses/Employee Benefits	$400,000	32.0%
Advertising	$200,000	16.0%
Sales Commissions	$200,000	16.0%
Not-For-Profit Royalty Commissions	$100,000	8.0%
Website Maintenance/Upgrades	$20,000	1.6%
Capital Expenditures	$15,000	1.2%
Working Capital	$215,000	17.2%

Total Proceeds at 25%	$625,000	100.0%
Offering Expenses	$100,000	16.0%
Net Proceeds at 25%	$525,000	84.0%
Salaries/Bonuses/Employee Benefits	$200,000	32.0%
Advertising	$50,000	8.0%
Sales Commissions	$75,000	12.0%
Not-For-Profit Royalty Commissions	$50,000	8.0%
Website Maintenance/Upgrades	$6,000	1.0%
Capital Expenditures	$5,000	0.8%
Working Capital	$139,000	22.2%

The information above represents our estimate of our intended allocation of the proceeds from this offering. In the event we sell less than the maximum number of shares in this offering, we expect to allocate the net proceeds to the categories specified above in approximately the proportions stated under each percentage of shares sold scenario. Working capital may include but is not limited to legal and accounting costs and expenses ($300,000, at the maximum of all offered shares sold), general administrative expenses ($100,000), and taxes ($300,000).

DETERMINATION OF OFFERING PRICE

The offering price of $2.50 per share was determined at the sole discretion of our management. In determining the offering price we considered various factors including our current capital structure, our opinion of our business prospects and current conditions we believe will affect our business and operations. However, we have no significant tangible assets or operating history and have not generated any significant revenues to date. As a result, our offering price does not bear any relationship to our assets, earnings, book value, cash flow, or other generally accepted criteria of value.

PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through James Walker and Michael Jacobson, two of our executive officers and directors named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We may sell shares from time to time in one or more transactions directly by us or, alternatively, we may offer the shares through brokers or sales agents, who may receive compensation in the form of commissions or fees. Although we have not yet done so, we anticipate that we may seek to enter into agreements with various brokers and sales agents to assist us in identifying and contacting potential investors. Under these agreements, we anticipate that we will generally agree to pay fees or commissions based on a percentage (not exceeding 10%) of the aggregate purchase price of shares sold by such brokers or sales agents or sold by us to investors identified and contacted by these sales agents. These agreements may, in some cases, provide that we reimburse these sales agents for out-of-pocket expenses incurred in connection with their engagement. Any broker, dealer or sales agent that participates in the distribution of shares may be deemed to be an underwriter, and any profits on the sale of the shares by any such broker, dealer or sales agent, and any commissions and fees received by such broker, dealer or sales agents may be deemed to be underwriting compensation under the Securities Act.

In the event we enter into an underwriting agreement at any time after the effective date of this registration statement, we will be required to file a post-effective amendment to the registration statement to identify the underwriter, update the disclosure regarding the plan of distribution, file the underwriting agreement as an exhibit, and update all other applicable sections of the registration statement.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states. To comply with the securities laws of certain jurisdictions, as applicable, the shares may be required to be offered and sold only through registered or licensed brokers or dealers. If such registered or licensed brokers or dealers are engaged, the total commission and fees paid to such brokers and dealers in connection with the sale of shares will not exceed 10 % of the selling price of the shares.

In connection with their selling efforts in the offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. The conditions to obtaining this exemption include the following:

(i)         None of the selling persons are subject to a statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act, at the time of participation;

(ii)         None of the selling persons are compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

(iii)         None of the selling persons are, at the time of participation, an associated person of a broker or dealer, and

(iv)         All of the selling persons meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform or are intending primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and (C)do not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on this rule.

Following acceptance of subscriptions, all funds will be immediately available to the Company and subscribers will have no right to the return of their funds in the event less than the maximum number of shares offered hereby is sold.

Our officers, directors, existing stockholders and affiliates may purchase shares in this offering and there is no limit to the number of shares they may purchase.

LEGAL PROCEEDINGS

Neither the Company nor its property is the subject of any pending legal proceedings, and no such proceeding is known to be contemplated by any governmental authority. The Company is not aware of any legal proceedings in which any Director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of any such Director, officer, affiliate or security holder of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Company's executive officers are elected annually by the Board of Directors. The Directors serve one year terms or until their successors are elected. The Company has not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole. The Company anticipates establishing such committees in the near future. During the fiscal year ended December 31, 2002, the Board of Directors held no formal meetings, but took action once by unanimous written consent. There are no family relationships among any of the Directors, nominees or executive officers. Other than its officers, the Company currently has no other significant employees.

Pursuant to the Merger Agreement, Mr. James P. Walker, Jr., became president, secretary and director of the Company and the Company's previous officers and directors resigned. Since Mr. Walker's appointment to the Company's board of directors, the Company's board of directors amended the Company's bylaws to increase the number of positions on the board of directors to five, appointed Michael Jacobson, Thomas W. Richardson, Mark S. Gardner and Ronald D. Gardner to serve on the board of directors until the next annual meeting and elected James P. Walker, Jr. as Chief Executive Officer of the Company, Michael Jacobson as Vice President and Chairman of the board, and Thomas W. Richardson as Chief Financial Officer and Treasurer of the Company.

The following table sets forth the names and ages of the current executive officers and directors of the Company, the principal positions held with the Company and the date such persons became officers and directors:

Name	Age	Positions held and tenure

James P. Walker, Jr.	43	President, Secretary and Director since December 2003
Michael Jacobson	51	Chairman of the Board and Vice President since March 2004
Thomas W. Richardson	47	Director, Chief Financial Officer and Treasurer since March 2004
Mark S. Gardner	48	Director since March 2004
Ronald D. Gardner	62	Director since March 2004

Biographical Information

James P. Walker, Jr., age 43, has served as the President, Secretary and a Director of the Company since December 4, 2003. Mr. Walker was in private law practice from 1985 to 1989, and with J.C. Penney Company from 1989 to 1996. From 1996 to 1999, he was COO/ General Counsel with Benchmark Environmental Consultants where he was responsible for restructuring and managing operations. From September 1999 to December, 2001, he was CEO of Technology Business Partners, a technical consulting/staff augmentation company. In December 2001 he became CEO/COO and Director of BidGive, Inc., a development stage company, to oversee development and testing of the company's discount dining certificate business. In May 2003, Mr. Walker served as CEO/COO and Manager of BidGive, a transitional company formed to merge with the Company, and to expand and commercialize the acquired discount certificate business, launch business operations, and to raise operating capital. He is a graduate of Texas Tech University (BA 1982) and School of Law (JD 1985).

Michael Jacobson, age 51, has served as Vice-President and Chairman of the Board of Directors of the Company since March 2004. From 1984 to 1998, he was Vice President of Marketing for the SEN Group, a firm that created special events for not-for-profits, corporate sales and event promotions, and high net worth individuals. Subsequently, he was VP Marketing of Market City USA, an Internet based discounter, for two years (April 1998 to April 2000) before resigning that position to create and launch BidGive, Inc. in April 2000, and has remained to the present with BidGive in its various forms as Vice-President of Marketing. Mr. Jacobson is chiefly responsible for establishing and managing the Company's sales and marketing campaigns.

Thomas W. Richardson, age 47, has served as Chief Financial Officer, Treasurer, and a Director of the Company since March 2004. He is a certified public accountant. From January, 1985, to the present, he has been the owner of Thomas W. Richardson, C.P.A., a Dallas accounting firm specializing in tax planning, financial and business consulting. From October, 1980, to January, 1985, he was employed by the Halliburton Company as Western Hemisphere Accounting Manager. Mr. Richardson is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.

Mark S. Gardner, age 48, has been a Director of the Company since March 2004. From 1986 to the present, he has been employed by Bear Stearns & Co., Inc., and is currently Managing Director in the Private Client Services Division in Dallas, Texas.

Ronald D. Gardner, age 62, has served as a Director of the Company since March, 2004. Since 1998, Mr. Gardner has been self-employed as an independent sales and marketing consultant in the debit and prepaid calling markets. From 1988 to 1998, Mr. Gardner worked in the telecommunications industry. From 1996 to 1998, he was president of Logiphone Group, a telecommunications company doing business in the Netherlands. During 1995 he was a consultant to ACR, Inc., which was engaged in the business of selling and marketing long distance services, and The Furst Group, Inc., which was engaged in the business of selling prepaid calling card services. From 1988 through 1994, he worked for Comac, Inc., a private telecommunications company reselling AT&T long distance services. During the period from 1992 to 1994, he was the president of Comac, Inc. Prior to that time he was national director of sales and marketing. He is a graduate of West Virginia University (B.S. 1963), and New Mexico Highlands University (M.S. 1968).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 4, 2003, certain information with respect to the common stock beneficially owned by (i) each Director, nominee to the Board of Directors and executive officer of the Company; (ii) each person who owns beneficially more than 5% of the common stock; and (iii) all Directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
James P. Walker, Jr.,(1) 3229 Wentwood Drive, Suite 200 Dallas, Texas 75225	1,470,625	23.5%
Michael Jacobson (1) 3229 Wentwood Drive, Suite 200 Dallas, Texas 75225	1,470,625	23.5
Ronald D. Gardner (1) 3229 Wentwood Drive, Suite 200 Dallas, Texas 75225	588,250	9.4%
Thomas W. Richardson (1) 3229 Wentwood Drive, Suite 200 Dallas, Texas 75225	70,800	1.1%
Mark S. Gardner (1) 3229 Wentwood Drive, Suite 200 Dallas, Texas 75225	21,240	0.3%
Robert Schneiderman 843 Persimmon Lane Langhorne, PA 19047	367,656	5.9%
Mid-Continental Securities Corp P.O. Box 110310 Naples, Florida 34108-0106	365,100	5.8%
Frank Pioppi (2) 4 Cliff Avenue Winthrop, MA 02151	388,700	6.2%
All Officers and Directors as a Group (5 Persons)	3,621,540	57.9%

(1) The person listed is an executive officer and/or director of the Company.
(2) Includes the 365,100 shares of common stock owned by Mid-Continental Securities Corp. Frank Pioppi owns approximately 92% of the issued and outstanding common stock of Mid-Continental Securities Corp., and may be deemed by that company to be the beneficial owner of 100% of Mid-Continental's shares in the Company.

DESCRIPTION OF SECURITIES

Common Stock

Our Certificate of Incorporation authorizes the issuance of 20,000,000 shares of common stock, par value $.001, and 10,000,000 shares of preferred stock, par value $.001,of which 6,225,380 and 0 shares respectively, are currently issued and outstanding. Following completion of this offering, assuming it is fully subscribed, we will have a total of 7,225,380 shares of common stock issued and outstanding. Each record holder of our common stock is entitled to one vote for each share held on all matters properly submitted to the Company's shareholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors.

Holders of outstanding shares of our common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up our affairs, holders are entitled to receive, ratably, our net assets. We have never declared any cash dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. Holders of outstanding shares of common stock have no preemptive rights and no conversion or redemption rights.

Transfer Agent

The Company's Transfer Agent is OTC Corporate Transfer Service Co.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company's Certificate of Incorporation and Bylaws include provisions requiring the Company to provide indemnification for officers, directors, and other persons. The Company has the power, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, to indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by Section 145, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Disclaimer Regarding Forward-Looking Statements

Certain statements in this prospectus that are not statements of historical fact are what are known as "forward-looking statements," which are basically statements about the future. For that reason, these statements involve risk and uncertainty since the future cannot be accurately predicted. Words such as "plans," "intends," "hopes," "seeks," "anticipates," "expects," and the like often identify such forward-looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements concerning our plans and objectives with respect to our present and future operations, and statements that express or imply that such present and future operations will or may produce revenues, income or profits. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading "Risk Factors" beginning on page 5. These and other factors may cause our actual results to differ materially from any forward-looking statement. We caution you not to place undue reliance on these forward-looking statements. Although we base these forward-looking statements on our expectations, assumptions and projections about future events, actual events and results may differ materially, and our expectations, assumptions and projections may prove to be inaccurate. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

Background

We were originally incorporated as Rolfe Enterprises, Inc. under the laws of the State of Florida on May 6, 1996. We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Exchange Act by filing a registration statement on Form 10SB on September 12, 2002. On April 12, 2004, Rolfe Enterprises, Inc. was merged with and into the Company, a Delaware corporation and prior to such date a wholly-owned subsidiary of Rolfe Enterprises, Inc., with the Company surviving the reincorporation merger. The purpose of the reincorporation merger was to convert Rolfe Enterprises, Inc. from a Florida corporation to a Delaware corporation and to change its name to "BidGive International, Inc."

Pursuant to a Merger Agreement and Plan of Reorganization dated October 10, 2003 (the "Merger Agreement"), entered into by and among the Company, the Merger Sub, Mid-Continental Securities Corp. (the Company's largest stockholder on the date the Merger Agreement was executed) and BidGive, effective as of December 4, 2003, BidGive was merged with and into the Merger Sub with the Merger Sub surviving the merger, and each 1% membership interest in BidGive which was issued and outstanding immediately prior to the effective time of the merger was converted into 57,446 shares of the Company's common stock. As a result of the merger, the former members of BidGive became the holders of 92.5% of the issued and outstanding common stock effective as of December 4, 2003.

In anticipation of completion of the merger transaction with BidGive, we completed a recapitalization of the Company's common stock. Prior to the recapitalization, we had a total of 5,822,250 shares of common stock issued and outstanding. As part of the recapitalization, we first completed a 2:1 forward stock division that increased our issued and outstanding common stock to 11,644,500 shares, and simultaneously increased our authorized common stock from 10,000,000 to 20,000,000 shares, par value $.0005. After completion of the forward division and the increase in the number of authorized shares of common stock, we completed a 1:25 reverse stock split which reduced the number of issued and outstanding shares of common stock from 11,644,500 to 465,780, and also increased the par value per share of common stock back to $.001, but did not reduce the number of authorized shares of common stock.

Following completion of the merger, the former members of BidGive owned a total of 5,744,600 shares of common stock, or 92.5% of our issued and outstanding common stock, and our former stockholders owned a total of 465,780 shares of common stock, or 7.5% of our issued and outstanding common stock.

Development of Business of BidGive

BidGive was a start-up transitional company that acquired certain assets from a developmental, non-operating company named BidGive, Inc. related to their discount certificate business. The assets acquired consisted of the discount certificate business operations under development, the "BidGive" name and slogans, and a non-operating website http://www.bidgive.com.

BidGive expanded and refined the discount certificate business, adding an advertising and marketing element for certificate acquisition, an entire new program of retail shopping certificates, geographical expansion, toll free number certificate purchasing and certificate validation, back-end data access for merchant certificate validation and not-for-profit contribution auditing, sales and marketing joint venture programs, and the filing of patents on the revised and enlarged business methods and processes.

Principal Products and Services

Our initial products are discount retail, dining and travel certificates and discount local and long distance telephone service, where every purchase supports the not-for-profit of the purchaser's choosing by donating a portion of the net proceeds from the transaction. For example, a purchaser could buy one of our $50.00 retail or dining certificates for the price of $35.00 with a portion of the proceeds going to the purchaser's charity of choice. The certificate is from a local or national merchant or fine restaurant that does not ordinarily give discounts, but does so with us because the charitable support element makes them good corporate citizens as well as increases traffic to their establishment. The purchaser gets a good deal and supports a good cause, the charity receives proceeds that they would not otherwise receive and for little cost or effort on their part, and the vendors receive advertising exposure and increased sales and traffic to their establishments while being good citizens and without having to choose just one charitable cause which some percentage of their customers might choose not to support.

The Company has acquired written contracts with various restaurants and retail merchants desiring to participate in the BidGive programs to offer and sell dining and shopping certificates in Palm Beach/Boca Raton, Florida, and is continuing to seek contracts with additional merchants. It has also begun the process of acquiring similar written contracts in Newark, New Jersey; Long Island, New York; Philadelphia, Pennsylvania; and Toronto, Canada, utilizing independent sales contractors and joint venture partners in these areas. The Company also has written agreements with a travel industry consolidator to offer travel related services, and with VarTec Telecom/Excel Communications to provide local, long distance, and wireless telephone service. Our joint venture partner in Palm Beach/Boca Raton, Florida is Ms. Terry Byer. Our joint venture partner in Newark, New Jersey and Long Island, New York is Professional Greetings, Inc. Our venture partner in Toronto, Canada is Mr. Leonard Pearl. The material terms of our agreement with each of the venture partners are nearly identical: they act as the Company's local agent in recruiting and managing independent sales contractors and acquiring merchants and local charities to participate in the Company's programs, and they pay for the initial advertisement in their local paper or other media to launch operations in the area, in exchange for compensation in the form of either stock in the Company or a percentage of the net revenues generated through their locations, or a combination of both stock and revenue sharing. Further, as part of the agreement, if the individual joint venture was established on a revenue sharing basis, the Company has the right at its option to purchase the joint venture partners' interests in the operations in exchange for stock in the Company. Copies of the agreements the Company has with each joint venture partner are attached as exhibits to this registration statement.

Many of the details of the Company's business model are proprietary trade secrets; but in general, it is based on the following model. We purchase advertising space in publications (such as local newspapers) and other media (such as billboards), subdividing space, and selling smaller ad space to select merchants in association with our total marketing program. We receive revenue from retail and dining advertisers in the form of cash and discount certificates when advertisers participate in our marketing programs, and from customers in the form of cash (credit card charges) when customers purchase the discount retail and dining certificates through our website or toll free telephone number. We receive revenue in the form of cash (credit card charges) when customers purchase travel vouchers, which give them access to savings on travel through our contract with a travel industry consolidator, and we receive revenue in the form of a monthly cash royalty from VarTec Telecom for each BidGive customer that signs up for telecom services through the Company. Our standard discount for retail and dining certificates is 30%, and in conjunction with each purchase we agree to pay a royalty (generally 5%) to the purchaser's charity of choice. Under our business model of using venture partners and independent contractors to open markets, the addition of future programs will require nominal Company resources of time and money.

Description of Industry

The online commerce market is new, rapidly evolving and growing, and intensely competitive. We expect robust competition because barriers to entry are minimal, and current and new competitors can launch new websites at a relatively low cost; however, our first-to-market advantage should give us some protection as the funding and effort required to reach critical mass will bar some competitors. There are numerous companies and websites through which discount certificates may be purchased on various terms, some of which will compete on some level with us, but none of which bring all the elements together as we do. Although we will seek to establish a unique niche for our business and protect our unique business model patent, we will still be competing for funding and will face intense competition from many other entities with greater experience and financial resources than we currently have available.

Marketing and Distribution Strategies

The Company's marketing is divided into four areas. First, is the marketing of its program to retail merchants, service providers and restaurants. The purpose of this marketing is to acquire credits from the providers, and generally a cash payment, in exchange for inclusion in the Company's marketing program to the public.

In the second marketing phase, the credits received from the providers are then marketed through newspaper and magazine advertising and the Company's website to the general public at a discount of 30% as BidGive Charity Shopping Certificates, BidGive Charity Dining Certificates, and BidGive Charity Travel Vouchers. The advertising includes the logos of some of the benefiting not-for-profit organizations that receive a royalty of 5% of a purchaser's transaction under the Retail, Dining, and Travel Programs; the royalty under the Telecom Program is on a sliding scale from 2% to 10% depending upon the number of customers participating. Participating not-for-profits are given a communications kit that provides information about the programs which they can disseminate to their supporters and staff.

In the third marketing phase it is anticipated that the Company or a participating not-for-profit will contact the major corporate supporters of the not-for-profit organization and requests that they notify their employees of the opportunity to save money on purchases while also supporting the organization. The Company provides the corporate supporter with a communications kit which explains the opportunity to the employees and includes several methods of communicating the message to such employees.

The fourth area of marketing is expected to involve the bulk sale of certificates by the Company or an independent contractor sales force to companies that may use them as employee or customer gifts, or to reduce their cost of entertaining or purchasing.

The Company has started and is actively pursuing the first three marketing phases above in Palm Beach/Boca Raton, Florida; and has begun implementing the marketing phases in Newark, New Jersey; Long Island, New York; Philadelphia, Pennsylvania; and Toronto, Canada through its joint venture partners using independent sales contractors paid on a commission basis to obtain retail and dining vendor participation and the signed marketing agreements while the Company's employees approach the participating not-for-profits and their major corporate supporters to increase awareness of the BidGive opportunity among their members. The Company is developing the business on a city-by-city basis using venture partners and independent contractors to secure the participating vendors in order to avoid the need to pay for a large sales force in advance of sales, or significantly expand its infrastructure in advance of anticipated sales. Once a market is selected and the volume of vendors that the independent contractor(s) produce can be predicted with reasonable certainty, the Company will have ample time to decide if its computer hosting, call center or staff capabilities will need to be enhanced. The sale of BidGive Certificates to the public usually begins 45-60 days after vendor acquisition. The Company is currently selling retail and dining certificates on its website and through its toll free number covering merchants in the Palm Beach/Boca Raton, Florida area. The Company is also offering travel vouchers and telecom services nationwide through its website.

We have a proprietary business model which we believe will enable us to secure media advertising space at a significant discount from the rate generally quoted for such advertising. We will then market our business plan to merchants by promoting the concept that they will be able to achieve greater visibility by participating in the Company's full page "Charity Shopping Center" promotion at a lower cost than otherwise would be generally available to them. We will also market our business to merchants by promoting the concept that they will receive additional exposure through association with the participating not-for-profits and the promotional campaigns they conduct.

There are two ways for an individual to purchase a BidGive Certificate. The buyer can go to the Company's website, register and purchase the certificate, or call a toll free number (a call center provided by a third party) to purchase the certificate. Payments are made by credit card and the certificates generally expire six months from the date of purchase. The BidGive Certificate can be used by the purchaser or given as a gift to be used by the recipient.

Competition

Several companies offer some components of our Company's sales and fund-raising programs. BidGive expects to be competitive primarily on the basis of price by seeking to provide certificates which offer a substantial discount and commercial/philanthropic combination (allowing purchasers to support their favorite charities with every purchase) . We also expect to compete through reputation by offering discount certificates from merchants that do not frequently offer discounts.

Our competition includes several web-based commercial retail sites that support a single designated charity chosen by the retailer, such as the United Way, on an ongoing or, most often, periodic basis. It also includes some websites such as iDine.com, Upromise.com and edExpress.com, which pay a rebate to the purchaser on regular retail sales, or give airline miles, or rebate 3-5% of sales to an individual Section 529 college savings account designated by the purchaser.

Our competition also includes several web-based charity shopping sites, such as CharityMall.com, GreaterGood.com and iGive.com. These sites generally simply offer links to major and specialty retailers through their site. They ask a not-for-profit to notify their constituency that the site is available and can be accessed either directly or through the not-for-profit's site, and they pay the not-for-profit a percentage of the revenue they receive from the retailer for directing the sale to their site.

Proprietary Technology

On October 23, 2003 the Company, by and through its individual officers, filed its provisional patent application with the United States Patent and Trademark Office covering its proprietary business model. This provisional patent application expires on October 24, 2004, unless it is redrafted and filed as a standard utility patent application before such expiration date. The Company's proprietary business model, including its software and mode of operations, is also protected by confidentiality agreements with our employees and our independent contractors. The Company intends to use these protections to protect its proprietary business model from direct competition by foreclosing the ability of potential competitors from using a similar discount/charitable contribution model or process in their business. We are also in the process of filing trade name and trademark registrations on the BidGive name, the names of our products, and our slogan ("Where Saving is Giving").

Government Regulation

We are not currently aware of any existing federal, state, governmental or Internet regulations which are specific to the Company's industry. Potential future regulations may include sales and/or use taxes, which expenses would then be passed on to the participating merchants or customers.

Employees

We currently have two full-time employees, and utilize independent contractors and joint venture partners for the bulk of our operations. Our joint venture partner in Palm Beach/Boca Raton, Florida is Ms. Terry Byer. Our joint venture partner in Newark, New Jersey and Long Island, New York, is Professional Greetings, Inc., and our joint venture partner in Toronto, Canada is Mr. Leonard Pearl. Our joint venture partners act as our local agent in recruiting and managing independent sales contractors and in locating local merchants and charities to participate in our programs. They pay for the initial advertisement in their local newspaper in exchange for compensation in the form of either stock in the Company or a percentage of the net revenues generated through their locations, or a combination of both stock and revenue sharing.

Reports to Security Holders

We are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, accordingly file reports, information statements or other information with the SEC, including quarterly reports on Form 10QSB, annual reports on Form 10KSB, reports of current events on Form 8K, and proxy or information statements with respect to shareholder meetings. Although we may not be obligated to deliver an annual report to our shareholders, we intend to voluntarily send such a report, including audited financial statements, to our shareholders each year. This prospectus is part of a Registration Statement that we filed with the SEC in accordance with its rules and regulations. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the Company's Consolidated Financial Statements and related footnotes.

Overview

The Company was originally incorporated as Rolfe Enterprises, Inc., under the laws of the State of Florida on May 6, 1996. We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or similar type of transaction. On April 12, 2004, Rolfe Enterprises, Inc., was merged with and into the Company, a Delaware corporation and prior to such date a wholly-owned subsidiary of Rolfe Enterprises, Inc., with the Company surviving the reincorporation merger. The purpose of the reincorporation merger was to convert Rolfe Enterprises, Inc., from a Florida corporation to a Delaware corporation and to change its name to "BidGive International, Inc."

On December 4, 2003, we acquired all of the business and assets of BidGive through the merger of BidGive with and into the Merger Sub, with the Merger Sub as the surviving corporation. The assets which we acquired in the merger consist of a development stage discount certificate business, the related website, and related proprietary technology. We intend to use the assets we acquired in the merger to further develop and commence operations of an e-commerce website through which we will offer and sell discount shopping, dining and travel certificates, and numerous other products and services as opportunities arise.

Liquidity and Capital Resources

For the twelve months ended December 31, 2003, the Company's consolidated balance sheet, which reflects the effect of the merger, lists current and total assets of $846 in comparison to $1,232 for the twelve months ended December 31, 2002, and current liabilities of $0 in comparison to $3,200 for the twelve months ended December 31, 2002. On February 2, 2004, the Company commenced revenue generating business and marketing operations by opening its first market in the Palm Beach/Boca Raton, Florida area. As of March 31, 2004, the Company has current working capital, not including revenue and cash generated from ongoing operations, of approximately $20,000. This sum is anticipated to satisfy the Company's cash requirements until June 2004.

The Company does not presently have adequate cash or sources of financing to meet either its short-term or long-term capital needs. The Company has not currently identified any sources of available working capital, other than the possible receipt of proceeds from this offering and revenues generated by ongoing operations. The Company may not receive any significant amount of proceeds from either this offering or cash flow from operations. The Company may also be unable to locate other sources of capital or may find that capital is not available on terms that are acceptable to it. If the Company does not receive significant proceeds from this offering and is unable to raise additional capital from other sources, it will be required to limit its operations to those which can be financed with the modest capital which is currently available and will be required to significantly curtail its expansion plans to the extent they can be financed with ongoing operations and proceeds provided by joint venture partners and debt financing.

Results of Operations

We launched our operations and commenced revenue generating business and marketing operations with the opening of its first market in the Palm Beach/Boca Raton, Florida area on February 2, 2004. To date, we have generated only nominal revenues. The $86,686 in expenses incurred by the Company for the fiscal year ended December 31, 2003 consisted primarily of costs associated with the merger, legal and accounting fees and independent contractor fees.

Plan of Operations

In addition to the Palm Beach/ Boca Raton, Florida market, we are in the process of establishing additional markets in Newark, New Jersey; Long Island, New York; Philadelphia, Pennsylvania; and Toronto, Canada through joint venture partners and independent sales contractors as well as re-launching our dining certificate program in Dallas, Texas with the additional inclusion of shopping certificates. Upon completion of this offering, the Company intends to expand its programs into several other major markets.

We currently plan to open three markets (cities/geographic areas) in the first and second quarters of fiscal year 2004, funded by its joint venture partners. The first three markets are expected to be in Palm Beach/Boca Raton, Florida; Newark, New Jersey; and Toronto, Canada (BidGive Canada). The steps required to open a market include, obtaining the advertising rate from the participating media, hiring and training sales representatives, acquiring vendor and merchant participation and signed marketing participation agreements, receiving the print and artwork for the ads from the vendors, inputting the information into our advertising space templates, obtaining ad approval from the media, adding the merchants to the BidGive website, and then marketing the program in the area when the advertisement appears. We currently anticipate that approximately 75-90 days will be required to complete all of the indicated steps required to reach the stage at which the first advertisement appears in local media and we are able to begin marketing the program to the public in that area.

The Company currently plans to establish up to nine additional markets during the remainder of fiscal year 2004 to the extent it has the capital available to do so. The additional markets are currently expected to include Dallas, Long Island, Philadelphia, Boston, Los Angeles, Connecticut, Chicago, Atlanta, and Houston. The expected source of financing for these additional markets include joint venture partners, cash flow from operations, and proceeds from this offering.

Prior to the date of this registration statement, we have used funds provided by management and by private investors to pay for operations. If no significant amount of capital is raised in this offering, we will curtail our opening/launching of new cities until each city we have previously opened is self-sustaining. The initial cities of Palm Beach/Boca Raton, Newark, Long Island, Toronto, and Philadelphia are being opened at nominal out-of-pocket cost to the Company by using joint venture partners who are funding these initial launches in return for a minority share of the revenues and profits and/or stock in the Company. We intend to allocate a portion of the net proceeds of this offering to launching operations in additional cities. We currently anticipate hiring two additional full time employees in 2004 in the areas of marketing and operations to the extent necessary to support expanded business operations.

DESCRIPTION OF PROPERTY

Our offices are currently located at 3229 Wentwood Drive, Suite 200, Dallas, Texas 75225, in approximately 500 square feet of office space in a facility owned by one of our investors, who is providing the space rent-free while we ramp up operations and seek to raise capital. Our current office space is adequate and suitable for current operations, and is expected to be suitable for future operations for at least the remainder of the current fiscal year. Other than office space, we maintain minimal amounts of equipment. Our inventory of discount certificates is maintained on our website and in our contracts with participating vendors. The website is housed on third party host servers with scalable properties (i.e., the ability to be expanded) and redundant backup and security protections, as is the toll free telephone number. Our proprietary in-house operating software was designed using free shareware as a base, and we license other elements of our operations as necessary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Walker, President/CEO, Secretary and a Director of the Company, and Michael Jacobson, Vice-President and Chairman of the Board of Directors of the Company, have devoted their full time and attention to the BidGive discount certificate business over the last two years. They have also paid certain necessary expenses on our behalf. The expenses paid by Mr. Walker are estimated to be approximately $2,000, and the expenses paid by Mr. Jacobson are estimated to be approximately $9,000. Except for payment of expenses, no member of management has contributed funds to the Company. At present, the Company has not entered into any employment agreements with either Mr. Walker or Mr. Jacobson; however, the Company anticipates entering into such agreements with Mr. Walker and Mr. Jacobson in the future. Mr. Walker and Mr. Jacobson were $10,000 and $3,000, respectively, in 2003 for services provided as independent consultants to the Company. Other than as described in the preceding sentence, no officer or employee, including Mr. Walker and Mr. Jacobson, has received or accrued any compensation through fiscal year ended December 31, 2003. A total of 800,000 membership interest units of BidGive Group, LLC, were issued to each of Mr. Walker and Mr. Jacobson as a dividend on their shares of BidGive, Inc., common stock. On December 4, 2003, the date of the merger of BidGive into the Merger Sub, Mr. Walker and Mr. Jacobson were each issued 1,470,625 shares of the Company's common stock in exchange for each individual's 800,000 membership interest units in BidGive.

Ron Gardner is a member of the Company's board of directors and has provided services to the BidGive discount certificate business during the past two years assisting the Company with establishing necessary business relationships. As consideration for his services, Mr. Gardner received a total of 320,000 membership interest units in BidGive. On December 4, 2003, upon completion of the merger of BidGive into the Merger Sub, Mr. Gardner's membership interest units were converted into 588,250 shares of common stock.

Robert Schneiderman is a member of our advisory board and has provided services to the BidGive discount certificate business during the past two years assisting the Company with establishing necessary business relationships. As consideration for his services, Mr. Schneiderman received a total of 200,000 membership interest units in BidGive. On December 4, 2003, upon completion of the merger of BidGive into the Merger Sub, Mr. Schneiderman's membership interest units were converted into 367,656 shares of common stock.

During the period from April 2001 through June 2002, Mid-Continental Securities Corp purchased a total of 4,463,750 of our shares for total consideration of $4,464, or $0.001 per share. After completion of the recapitalization effected in anticipation of the merger transaction of BidGive into the Merger Sub, the total number of shares owned by Mid-Continental Securities Corp was reduced to 365,000. Frank Pioppi, is deemed to be the beneficial owner of the shares owned by Mid-Continental Securities Corp.

MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

There is no public trading market for shares of our common stock. Our common stock is not yet quoted on the OTC Bulletin Board or on any other public trading market and we have not applied for listing or quotation on any public trading market. Following completion of this offering, we intend to apply to have our common stock listing for trading on the OTC Bulletin Board, but there is no assurance that our shares will be listed on the OTC Bulletin Board, or that any public market will be established or will develop for our shares.

None of our common equities is subject to any outstanding options, warrants to purchase, or securities convertible into, common stock. We have not agreed to register any common stock under the Securities Act for sale by security holders of the Company, although we reserve the right to do so in the future. Other than this offering, there are no common equities of the Company that are being, or have been proposed to be, publicly offered by the Company, the offering of which could have a material effect on the market price of our common stock.

The Securities and Exchange Commission has issued an interpretative letter which concludes that promoters and affiliates of a blank check company such as the Company and their transferees are not entitled to rely upon the exemption from registration provided by Rule 144 for purposes of resales of their shares. Accordingly, any of our shares held by persons who may be deemed to be promoters or affiliates of the Company, or their transferees, may only resell their securities through a registered offering.

As of the date of this prospectus, we had 6,257,780 shares of common stock issued and outstanding which are held by approximately 133 stockholders of record.

The Company currently has no securities authorized for issuance under any equity compensation plans.

We have never declared any cash dividends on our common stock, and do not anticipate declaring dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Mr. Walker and Mr. Jacobson were paid $10,000 and $3,000, respectively, in 2003 for services provided as independent consultants to the Company. Other than as described in the preceding sentence, no compensation was awarded to, earned by or paid to any officer or Director as an employee of the Company by the Company for fiscal year ended December 31, 2003. The Company currently has no stock option, retirement, pension, profit-sharing programs or similar plans for the benefit of its Directors, officers or other employees.

The Company anticipates that it will pay employment compensation, including bonuses and benefits, to its officers and Directors in the future.

EXPERTS

The Company's financial statements, which include the balance sheet as of December 31, 2003 and 2002, and the related statements of operations, shareholders' deficiency and cash flows for the years ended December 31, 2003 and 2002 included in this prospectus are reliant on the audit report of Child, Sullivan and Company, independent certified public accountant, given on the authority of that firm's opinion based on their expertise in accounting and auditing.

LEGAL MATTERS

The validity of the shares being offered by this prospectus are being passed upon for us by Frascona, Joiner, Goodman and Greenstein, P.C., 4750 Table Mesa Drive, Boulder, Colorado 80305.

Rolfe Enterprises, Inc.*
(A Development Stage Enterprise)
Financial Statements
for the
Years Ended
December 31, 2003 & 2002

Contents

Independent Auditor's Report

Balance Sheets

Statements of Operations

Statements of Cash Flows

Statements of Changes in Stockholders' Equity (Deficit)

Notes to Financial Statements

* Since the date of the Independent Auditor's Report, Rolfe Enterprises, Inc. was merged with and into BidGive International, Inc., a Delaware corporation and prior to the merger a wholly-owned subsidiary of Rolfe Enterprises, Inc. The purpose of this merger was to convert Rolfe Enterprises, Inc. from a Florida corporation to a Delaware corporation, and to change its name to "BidGive International, Inc." All references to Rolfe Enterprises, Inc. in the attached financial statements refer to BidGive International, Inc. as of the date of this registration statement.

Child, Sullivan & Company
A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS

1284 W. Flint Meadow Dr., Suite D, Kaysville, U T 84037	PHONE: (801) 927-1337 FAX: (801) 927-1344

Independent Auditor's Report

Officers and Directors
Rolfe Enterprises, Inc.

We have audited the balance sheets of Rolfe Enterprises, Inc. (a development stage enterprise) for the years ended December 31, 2003 and 2002, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended, and for the period from May 6, 1996 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rolfe Enterprises, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, and for the period from May 6, 1996 (date of inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company currently has cash flow constraints, an accumulated deficit, and has no operations. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Sullivan and Company
March 16, 2004

ROLFE ENTERPRISES, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

Balance Sheets

	December 31, 2003	December 31, 2002
ASSETS
CURRENT ASSETS
Cash	$846	$35
Shareholder receivable	-	1,197
TOTAL CURRENT ASSETS	846	1,232
TOTAL ASSETS	$846	$ 1,232
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$ -	$ 3,200
TOTAL CURRENT LIABILITIES	-	3,200
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.001 par value
20,000,000 shares authorized, 6,225,380 and 465,620 shares issued and outstanding, respectively	6,225	466
Additional paid-in capital	99,886	16,145
Deficit Accumulated during the development stage	(105,265)	(18,579)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	846	(1,968)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 846	$ 1,232

See Notes to Financial Statements.

ROLFE ENTERPRISES, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

Statements of Operations

	For the year ended December 31, 2003	For the year ended December 31, 2002	May 6, 1996 (Date of inception) to December 31, 2003
REVENUES
Sales	$-	$-	$-
EXPENSES
Selling, general, and
administrative expenses	86,686	1,415	105,265
NET LOSS BEFORE TAXES	(86,686)	(1,415)	(105,265)
Income tax expense	-	-	-
TOTAL INCOME (LOSS)	$ (86,686)	$ (1,415)	$ (105,265)
Loss per common share	$(0.10)	$ (0.00)	$0.00
Weighted average common
shares outstanding	894,203	298,611

See Notes to Financial Statements.

ROLFE ENTERPRISES, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

Statements of Cash Flows

	For the year ended December 31, 2003	For the year ended December 31, 2002	May 6, 1996 (Date of inception) to December 31, 2003
OPERATING ACTIVITIES
Net loss	$ (86,686)	$ (1,415)	$ (105,265)
Adjustments to reconcile net loss to cash used by operating activities:
Changes in operating liabilities and assets
Shareholder receivable	1,197	(1,197)	-
Accounts payable and accrued expenses	(3,200)	1,000	-
Shareholder payable	-	(2,817)	-
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(88,689)	(4,429)	(105,265)
FINANCING ACTIVITIES
Issuance of common stock	89,500	4,464	106,111
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	89,500	4,464	106,111
INCREASE (DECREASE) IN CASH	811	35	846
Cash at beginning of period	35	-	-
CASH AT END OF PERIOD	$846	$35	$846

See Notes to Financial Statements.

ROLFE ENTERPRISES, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

Statements of Changes

in Stockholders' Equity (Deficit)

For the Period from May 6, 1996 (date of inception)

to December 31, 2003

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid-in Capital	Deficit	Total
Balances at May 6, 1996 (date of inception)	-	$-	$-	$-	$-
Balances at December 31, 1996	-	-	-	-	-

Common stock for cash	41,840	42	7,758	-	7,800
Net loss	-	-	-	(9,189)	(9,189)
Balances at December 31, 1997	41,840	42	7,758	(9,189)	(1,389)

Common stock for cash	2,840	3	3,546	-	3,549
Net loss	-	-	-	(2,680)	(2,680)
Balances at December 31, 1998	44,680	45	11,304	(11,869)	(520)

Common stock for cash	63,840	64	734	-	798
Net loss	-	-	-	(120)	(120)
Balances at December 31, 1999	108,520	109	12,038	(11,989)	158

Net loss	-	-	-	(3,175)	(3,175)
Balances at December 31, 2000	108,520	109	12,038	(15,164)	(3,017)

Net loss	-	-	-	(2,000)	(2,000)
Balances at December 31, 2001	108,520	109	12,038	(17,164)	(5,017)

Common stock for cash	357,100	357	4,107	-	4,464
Net loss	-	-	-	(1,415)	(1,415)
Balances at December 31, 2002	465,620	466	16,145	(18,579)	(1,968)

Common stock for cash	15,160	15	89,485	-	89,500
Common stock in merger	5,744,600	5,744	(5,744)	-	-
Net loss	-	-	-	(86,686)	(86,686)
Balances at December 31, 2003	6,225,380	$6,225	$99,886	$(105,265)	$846

See Notes to Financial Statements.

Rolfe Enterprises, Inc.

(A Development Stage Enterprise)

Notes to Financial Statements continued

December 31, 2003 and 2002

Note 1         Summary of Significant Accounting Policies

The summary of significant accounting policies of Rolfe Enterprises, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Nature of Business

The financial statements presented are those of Rolfe Enterprises, Inc., a development stage enterprise. The Company was incorporated under the laws of the state of Florida on May 6, 1996. The Company's activities to date have been primarily directed towards the raising of capital. During January, 2004, subsequent to the reverse merger described below, the Company began operations as an e-commerce marketing and retail organization, operating the www.BidGive.com website where customers can purchase discount retail, dining, travel and telecom offerings.

Business Combination

On October 10, 2003, the Company entered into a Merger Agreement and Plan of Reorganization (the Merger Agreement) with BBG Acquisition Subsidiary, Inc., a wholly-owned subsidiary of the Company (the Merger Sub), and BidGive Group, LLC, a Texas limited liability company (BidGive). Pursuant to the Merger Agreement, effective as of December 4, 2003, BidGive was merged with and into the Merger Sub with the Merger Sub surviving the merger, and each 1% of membership interest in BidGive immediately prior to the effective time of the merger was converted into 57,446 shares of the Company's $.001 par value common stock. The merger was accounted for as a reverse acquisition. At the effective date of the merger, BidGive had no assets or liabilities.

In October 2003 the Company's board of directors, and stockholders representing a majority of the Company's outstanding common stock, approved a1:2 stock split and a 25:1 reverse split of the Company's issued and outstanding common stock. All per share data in the accompanying financial statements have been adjusted to reflect the stock split and reverse stock split.

Revenue Recognition

The financial statements are prepared based on the accrual method of accounting. The Company recognizes revenues when it receives funds, usually via credit card transactions, as payment for discount certificates. The Company also receives some cash payments from vendors in payment for the advertising and marketing they receive, which is recognized as revenue when received.

Cash and Cash Equivalents

The Company considers all highly liquid sort-term investments with original maturities of three months or less to be cash equivalents. Such cash equivalents generally are part of the Company's cash management activities rather than part of its operating, investing, and financing activities. Changes in the market value of cash equivalents result in gains or losses that are recognized in the income statement in the period in which they occur. The Company had no cash equivalents in 2003 or 2002.

Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

Dividend Policy

The Company has not yet adopted any policy regarding payment of dividends.

Income Taxes

The Company records the income tax effect of transactions in the same year that the transactions enter into the determination of income, regardless of when the transactions are recognized for tax purposes. Tax credits are recorded in the year realized. Since the Company has not yet realized income as of the date of this report, no provision for income taxes has been made.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period which includes the enactment date. An allowance against deferred assets is recorded when it is more likely than not that such tax benefits will be realized.

At December 31, 2003 the valuation is equal to the deferred tax asset, so no net deferred tax asset has been reported due to the uncertainty of the Company's ability to use the net operating loss carryovers of $105,265 that may be limited due to changes in ownership, and will expire between December 31, 2022 and 2023.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the periods presented. Diluted earnings per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares and common share equivalents during the periods presented, as long as such equivalents are not antidilutive.

Advertising Costs

Advertising costs (if any) are charged to expense in the period in which they are incurred and advertising communication costs the first time the advertising takes place. There were no advertising expenses for the periods ended December 31, 2003 and 2002.

Note 2         Related Party Transactions

The Company was owed $1,197 from a shareholder at December 31, 2002. This was settled during 2003.

Note 3        Subsequent Events

The Company began operations as an e-commerce retailer and marketing entity during January 2004. Also during 2004 the Company began the process to change its name to BidGive International, Inc.

Note 4         Going Concern

The financial statements are presented on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. As of December 31, 2003 and 2002, the Company has incurred accumulated deficits of $105,265 and $18,579, and only had cash of $846 and $35, respectively. Management feels that the reverse merger described above, and the related operations that began shortly after year-end, will provide the Company with sufficient working capital to allow it to continue as a going concern.

Dealer Prospectus Delivery Obligation

Until ______ 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Certificate of Incorporation and Bylaws include provisions requiring the Company to provide indemnification for officers, directors, and other persons. The Company has the power, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, to indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by Section 145, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will incur the following expenses in relation to this offering, assuming that all 1,000,000 shares are sold in this offering:

Type of Expense	Amount
Registration Fees	$202.25
State Taxes and Fees	$ 1,000
Transfer Agent's Fees	$ 2,500
Printing, Postage, Misc.	$ 5,000
Legal Fees	$20,000
Accounting Fees	$10,000
Total	$38,702.25

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Name	Date	Securities Sold	Purchase Price Per Share	Aggregate Purchase Price
Shai Rappaport	March 2, 2004	4,000 shares [1]	$1.25	$5,000
Saleem Lakdawala	February 10, 2004	2,000 shares [1]	$1.25	$2,500
Jack Weiner	February 6, 2004	12,000 shares [1]	$1.25	$15,000
John Peiser	February 3, 2004	8,000 shares [1]	$1.25	$10,000
Joseph Pioppi	January 22, 2004	2,000 shares [1]	$1.25	$2,500
PGI, Inc.	January 20, 2004	2,000 shares [1]	$1.25	$2,500
Frank Pioppi	January 9, 2004	2,000 shares [1]	$1.25	$2,500
Neil Berwish	December 5, 2003	5000 shares[1]	$1.25	$6,250
Phil Berwish	December 5, 2003	5000 shares[1]	$1.25[4]	$6,250
David Peterson	December 5, 2003	5000 shares[1]	$1.25[4]	$6,250
BidGive, Inc.	October 2, 2003	3,094,009 units[2]	Assets	N/A
Ali Tekbali	September 30, 2003	30,000 units[2]	$1.25	$37,500
Les Maund	September 30, 2003	20,000 units[2]	$1.25[4]	$25,000
Natalie Retamar	September 29, 2003	4,000 units[2]	$1.25	$5,000
Terry Byer	September 29, 2003	8,000 units[2]	$1.25	$10,000
PGI, Inc.	September 16, 2003	1,600 units[2]	$1.25	$2,000
Robert Schneiderman	August 14, 2003	6,000 units[2]	$1.25	$8,000
PGI, Inc.	August 13, 2003	8,000 units[2]	$1.25	$10,000
Peter & Julie Andreesen	June 3, 2003	50,000 units[2]	$0.50	$25,000
Peter & Lisa Luthringer	November 11, 2002	2,000 shares[3]	$0.50	$1,000
Mid-Continental Securities Corp.	June 25, 2002	2,000,000 shares[3]	$0.001	$2,000
Mid-Continental Securities Corp.	June 17, 2002	770,000 shares[3]	$0.001	$770
Mid-Continental Securities Corp.	January 8, 2002	150,000 shares[3]	$0.001	$150
Mid-Continental Securities Corp.	December 21, 2001	250,000 shares[3]	$0.001	$250
Mid-Continental Securities Corp.	December 19, 2001	500,000 shares[3]	$0.001	$500
Mid-Continental Securities Corp.	July 24, 2001	408,750 shares[3]	$0.001	$408.75
Mid-Continental Securities Corp.	April 18, 2001	385,000 shares[3]	$0.001	$385

______________________

1 Sale of the Company's Common Stock.

2 Sale of membership units in BidGive. Pursuant to the Merger Agreement, effective as of December 4, 2003, BidGive was merged with and into the Merger Sub with the Merger Sub surviving the Merger, and each 1% membership interest in BidGive that was issued and outstanding immediately prior to the effective time of the Merger was converted into 57,446 shares of the Company's common stock. As a result of the Merger, the former members of BidGive became the holders of 92.5% of the issued and outstanding common stock effective as of December 4, 2003.

3 Sale of the Company's common stock. This sale occurred prior to the 2:1 forward stock division and the 1:25 reverse stock split.

4 Value of Services rendered to the Company.

All of the securities sold for cash were offered and sold through the officers and directors of the Company in reliance upon exemptions from registration either under Section 4(2) of the Securities Act or under Section 3(b) of the Securities Act and Rule 505 of Regulation D promulgated thereunder. The securities sold for consideration other than cash were offered and sold in reliance upon exemptions from registration under Section 4(2) of the Securities Act. All such transactions were private offerings made without general solicitation. Purchasers signed a subscription agreement acknowledging that they were purchasing shares for their own account and acknowledging that the securities were not registered under the Securities Act and cannot be sold unless they are registered or unless an exemption is available. In addition, a restrictive legend was placed on all share certificates representing the shares.

Phil Berwish and David Peterson are recent additions to the Company's Advisory Board--each member of the Advisory Board is granted 5,000 shares of common stock in lieu of any cash compensation for their availability, expertise, and guidance in establishing and expanding the Company's business operations. Les Maund has provided and continues to provide, without cash compensation by the Company, necessary print and webpage design and development services for the Company's advertising element, and was granted 20,000 shares of common stock for such services.

ITEM 27. EXHIBITS

2.1        Merger Agreement and Plan of Reorganization, dated October 10, 2003, entered by and among Rolfe Enterprises, Inc., BGG Acquisition Subsidiary, Inc., Mid-Continental Securities Corp., and BidGive Group, LLC (filed as Exhibit 2.1 to the Company's Form 10-QSB filed on November 10, 2003, and incorporated herein by reference).

2.2         Merger Agreement and Plan of Reorganization, dated March 10, 2004, entered into by and between Rolfe Enterprises, Inc. and BidGive International, Inc. (filed as Exhibit 10 to the Company's Preliminary Information Statement on Schedule 14C filed on March 12, 2004, and incorporated herein by reference.)

3.1          Certificate of Incorporation of BidGive International, Inc. (filed as Exhibit 3 to the Company's Preliminary Information Statement on Schedule 14C filed on March 12, 2004, and incorporated herein by reference).

3.2          Bylaws of BidGive International, Inc. (filed as Exhibit 3 to the Company's Preliminary Information Statement on Schedule 14C filed on March 12, 2004, and incorporated herein by reference)

5.1          Opinion of Counsel

10.1          Joint venture/revenue sharing letter agreement between BidGive International, Inc. and PGI,dated February 15, 2004.

10.2         Joint venture/revenue sharing letter agreement between BidGive International, Inc. and Len Pearl,dated February 15, 2004.

10.3         Joint venture/revenue sharing letter agreement between BidGive International, Inc. and Terry Byer,dated February 15, 2004.

21.1        Subsidiaries of the Company

23.1        Consent of Child, Sullivan and Company, Certified Public Accountant, Kaysville, Utah.

23.2        Consent of Counsel (included in Exhibit 5.1)

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned small business issuer hereby undertakes:

(1)         To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (i)         To include any prospectus required by Section 10(a)(3) of the Securities Act.

        (ii)         To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii)         To include any additional or changed material information on the plan of distribution.

(2)        For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)        To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on April 28, 2004.

BIDGIVE INTERNATIONAL, INC.

By: /s/ James P. Walker, Jr.
President, Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ James P. Walker, Jr.
President, Secretary and Director

Date: April 28, 2004

/s/ Michael Jacobson
Vice President and Director

Date: April 28, 2004

/s/ Thomas W. Richardson
Principal Financial Officer, Principal Accounting Officer and Director

Date: April 28, 2004

/s/ Mark S. Gardner
Director

Date: April 28, 2004

/s/ Ronald D. Gardner
Director

Date: April 28, 2004